UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 26, 2017

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

 (787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 26, 2017, First BanCorp. (the “Corporation”), the bank holding company for FirstBank Puerto Rico (“FirstBank” or “the Bank”), issued a press release announcing its unaudited results of operations for the quarter and year ended December 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the presentation that the Corporation will use at its conference call to discuss its financial results for the the quarter and year ended December 31, 2016 is attached hereto as Exhibit 99.2 and is incorporated herein by reference. As announced in a press release dated January 13, 2017, the call may be accessed via a live Internet webcast at 10:00 a.m. Eastern time on Thursday, January 26, 2017 through the investor relations section of the Corporation’s website: www.1firstbank.com or through the dial-in telephone number 877-506-6537 or 412-380-2001 for international callers. The conference number is 10099840.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures:

1

Net interest income, interest rate spread, and net interest margin are reported excluding the changes in the fair value of derivative instruments and on a tax-equivalent basis in order to provide to investors additional information about the Corporation’s net interest income that management uses and believes should facilitate comparability and analysis. The changes in the fair value of derivative instruments have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively. The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates. Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread, and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and certain loans, on a common basis that facilitates comparison of results to the results of peers.

2

The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors.  Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

3

Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress.  Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts.

4

Adjusted provision for loan and lease losses, adjusted net charge-offs, adjusted net charge-offs to average loans ratio, adjusted provision for loan and lease losses to net charge-offs ratios are non-GAAP financial measures that excludes the effects related to the sale of a $16.3 million pool of non-performing assets in the fourth quarter of 2016 and the sale of a bulk sale of assets with a carrying value of $150.4 million (the “bulk sale of assets”) in the second quarter of 2015. Management believes this information helps investors understand the effect of items that are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts on reported results and facilitate comparisons with prior periods.

5

Adjusted non-interest income that excludes the effect of a gain from a the recovery of a residual collateralized mortgage obligation (“CMO”) previously written off recorded in the fourth quarter of 2016, the effect of brokerage and insurance commissions from the sale of large fixed annuities contracts in the fourth quarter of 2016, the effect of gains on sales of  U.S. agency mortgage-backed securities (“MBS”) in the third quarter of 2016, the effect of other-than-temporary impairments (“OTTI”) charges on debt securities for the quarters and years ended December 31, 2016 and 2015, the effect of a gain on the repurchase and cancellation of trust preferred securities in the first quarter of 2016, the gain on a sale of merchant contracts in the fourth quarter of 2015, the loss on loans held for sale included as part of the bulk sale of assets in the fourth quarter of 2015, and the bargain purchase gain on assets acquired and liabilities assumed from Doral Bank in the first quarter of 2015.  Management believes this information helps investors understand the effect of items that are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts on reported results and facilitate comparisons with prior periods. In addition, the exclusion of items such as the bargain purchase gain that are not reflective of the core operating performance provides an alternate presentation of the Corporation’s performance.

6

Adjusted non-interest expenses that exclude the effect of and adjustment recorded in the fourth quarter of 2016 to reduce the credit card rewards liability due to unusually large customer forfeitures related to the expiration of reward points earned by customers up to September 2013 (the conversion date of the credit card portfolio acquired from FIA in May 2012), the effect of incentive costs related to the sale of large fixed annuities contracts in the fourth quarter of 2016, the effect of costs associated with the secondary offering of the Corporation’s common stock by certain of the existing stockholders, the effect of costs above what the Corporation believes are the normal or recurring level for severance payments related to permanent job discontinuance in the third quarter of 2016 and costs related to a voluntary early retirement program in the fourth quarter of 2015, the effect of transaction expenses and certain losses related to the bulk sale of assets in the second quarter of 2015, the effect of acquisition and conversion costs related to assets acquired and liabilities assumed from Doral Bank recorded in the first and second quarters of 2015.  Management believes this information helps investors understand the effect of adjustments that are above normal or recurring levels, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts on reported results, facilitate comparisons with prior periods, and provides an alternate presentation of the Corporation’s performance.

7

Adjusted net income that excludes the effect of all the items mentioned above and their tax related impacts. Management believes this information helps investors understand the effect of items that are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts on reported results, facilitate comparisons with prior periods and provides an alternate presentation of the Corporation’s performance.

The Corporation uses and believes that these non-GAAP financial measures enhance the ability of analysts and investors to analyze trends in the Corporation’s business and better understand the performance of the Corporation. In addition, the Corporation may utilize these non-GAAP financial measures as a guide in its budgeting and long-term planning process. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

The release includes a reconciliation of these non-GAAP financial measures to the GAAP financial measures, except for the adjusted net charge-offs to average loans ratio for the years ended December 31, 2016 and 2015 and the adjusted provision for loans and lease losses to net charge-offs ratio for the fourth quarter of 2016 and years ended December 31, 2016 and 2015 that are included below:

(Dollars in thousands)

		Sale of $16.3 million Pool of Non-
Year ended December 31, 2016	As Reported (GAAP)	Performing Assets	Adjusted (Non-GAAP)

Total net charge-offs	$121,840	$(4,631)	$117,209
Total net charge-offs to average loans	1.37%		1.32%
Commercial mortgage loans	19,638	(3,026)	16,612
Commercial mortgage loans net charge-offs to average loans	1.28%		1.09%
Commercial and Industrial loans	23,890	(1,593)	22,297
Commercial and Industrial loans net charge-offs to average loans	1.11%		1.04%
Residential mortgage loans	30,680	(12)	30,668
Commercial loans net charge-offs to average loans	0.93%		0.93%

(Dollars in thousands)
	As
Year ended December 31, 2015	Reported (GAAP)	Bulk Sale of Assets	Adjusted (Non-GAAP)

Total net charge-offs	$153,730	$(61,435)	$92,295
Total net charge-offs to average loans	1.68%		1.01%
Commercial mortgage loans	49,567	(37,590)	11,977
Commercial mortgage loans net charge-offs to average loans	3.12%		0.77%
Commercial and Industrial loans	29,528	(20,570)	8,958
Commercial and Industrial loans net charge-offs to average loans	1.32%		0.40%
Construction loans	2,412	(3,275)	(863)
Commercial loans net charge-offs to average loans	1.42%		-0.52%

	Provision for loan and lease losses to Net Charge-Offs		Provision for loan and lease losses to Net Charge-Offs
	(Non- GAAP to GAAP reconciliation)		(Non-GAAP to GAAP reconciliation)

	Quarter Ended December 31, 2016		Year Ended December 31, 2016

(In thousands)
	Provision for Loan and Lease		Provision for Loan and Lease
	Losses	Net Charge-Offs	Losses	Net Charge-Offs

Provision for loan and lease losses and net charge-offs, excluding special items (Non-GAAP)	$21,392	$27,027	$84,934	$117,209
Special items:
Sale of a $16.3 million pool of non-performing assets	1,799	4,631	1,799	4631
Provision for loan and lease losses and net charge-offs (GAAP)	$23,191	$31,658	$86,733	$121,840

Provision for loan and lease losses to net charge-offs, excluding special items (Non-GAAP)	79.15%		72.46%
Provision for loan and lease losses to net charge-offs (GAAP)	73.26%		71.19%

	Provision for loan and lease losses to Net Charge-Offs (Non-GAAP to GAAP reconciliation)
	Year Ended December 31, 2015

(In thousands)
	Provision for Loan and Lease
	Losses	Net Charge-Offs

Provision for loan and lease losses and net charge-offs, excluding special items (Non-GAAP)	$125,098	$92,295
Special items:
Bulk sale of assets	46,947	61,435
Provision for loan and lease losses and net charge-offs (GAAP)	$172,045	$153,730

Provision for loan and lease losses to net charge-offs, excluding special items (Non-GAAP)	135.54%
Provision for loan and lease losses to net charge-offs (GAAP)	111.91%

Item 9.01.   Financial Statements and Exhibits

            (d)           Exhibits

Exhibit	Description of Exhibit

99.1	Press Release dated January 26, 2017 - First BanCorp Announces Earnings for the quarter and year ended December 31, 2016

99.2	First BanCorp Conference Call Presentation – Financial Results for the quarter and year ended December 31, 2016

Exhibits 99.1 and 99.2 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall Exhibits 99.1 and 99.2 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 26, 2017	First BanCorp.

		By:	/s/ Orlando Berges
		Name:	Orlando Berges
		Title:	EVP and Chief Financial Officer

Exhibit Index

Exhibit	Description of Exhibit

99.1	Press Release dated January 26, 2017 - First BanCorp Announces Earnings for the quarter and year ended December 31, 2016

99.2	First BanCorp Conference Call Presentation – Financial Results for the quarter and year ended December 31, 2016